UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

FRESH PROMISE FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada	00-24723	88-0393257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Alderman Drive, Suite 210

Alpharetta, GA 30005

(Address of principal executive offices)

(855) 404-3744

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Investment Agreement

Effective September 24, 2014, Fresh Promise Foods, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with J.P. Carey Enterprises, Inc. (“Carey”), whereby the parties also agreed to enter into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Investment Agreement, for a period of thirty-six (36) months commencing on the trading day immediately following date of effectiveness of the Registration Statement (as defined below), Carey shall commit to purchase up to $1,250,000 of the Company’s common stock, par value $0.00001 per share (the “Shares”), pursuant to Puts (as defined below), covering the Registrable Securities (as defined below). The purchase price of the Shares under the Investment Agreement is equal to a fifteen (15%) percent discount to the average of the three lowest closing bids as calculated using the average of the three lowest closing bids during the last seven trading days after the Company delivers to Carey a Put notice in writing requiring Carey to purchase shares of the Company, subject to the terms of the Investment Agreement.

The “Registrable Securities” include (i) the Shares and (ii) any shares of capital stock issued or issuable with respect to the Shares, if any, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, which have not been (x) included in the Registration Statement that has been declared effective by the SEC, or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act.

As further consideration for Carey entering into and structuring the Investment Agreement, the Company shall pay to Carey a fee by issuing to Carey 1,000,000 shares of the Company’s common stock.

Registration Rights Agreement

Effective September 24, 2014, the Company entered into the Registration Rights Agreement with Carey. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC’) to cover the Registrable Securities within thirty (30) days of closing. The Company must use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC. In the event that the Registration Statement is not declared effective by the SEC within 180 days of the date of the Registration Rights Agreement, the Company shall issue to the Investor $25,000 of restricted shares of the Company’s Common Stock as calculated using the average of the three lowest closing bids during the last seven trading days of the period ending 180 days after the date of the Registration Rights Agreement.

The foregoing descriptions of the Investment Agreement and Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety, by the full text of the documents themselves, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

In addition, the Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities under the Investment Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, Carey is an “accredited investor” and/or qualified institutional buyer and Carey has access to information about us and its investment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Investment Agreement by and between the Company and Carey, dated as of September 24, 2014

10.2*	Registration Rights Agreement by and between the Company and Carey, dated as of September 24, 2014

*filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH PROMISE FOODS, INC.

Date: September 30, 2014	By:	/s/ Kevin Quirk
	Name:	Kevin Quirk
	Title:	Chief Executive Officer